UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2010 (December 31, 2009)

QUALITY DISTRIBUTION, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24180	59-3239073
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4041 Park Oaks Drive, Suite 200

Tampa, Florida 33610

(Address of principal executive offices including Zip Code)

(813) 630-5826

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2009, Quality Distribution, Inc. (the “Company”) entered into a Separation Agreement and General Release (the “Separation Agreement”) with Dennis R. Copeland in connection with Mr. Copeland’s cessation of service as Senior Vice President and Chief Administrative Officer of the Company. Under the Separation Agreement, Mr. Copeland will serve as an Advisor to the Chief Executive Officer through April 3, 2010. During this period, Mr. Copeland will continue to receive the same salary and benefits he received as Senior Vice President and Chief Administrative Officer. Pursuant to the Separation Agreement, Mr. Copeland is entitled to receive, among other things, severance pay of $1,366.73 per week for 156 weeks and continuing coverage under the Company’s health plan for 18 months beginning April 3, 2010, as well as a cash bonus for 2010 of up to $50,000, or such lower amount as the Company’s Board of Directors may award to similarly situated employees.

In connection with the Separation Agreement, Mr. Copeland granted the Company a general release of all claims related to his employment. The Separation Agreement also includes certain restrictions on the disclosure of confidential information by Mr. Copeland, and prohibits Mr. Copeland from competing with the Company or from soliciting its customers or employees for a period of 36 months following the cessation of his employment.

Additionally, the Company and Mr. Copeland entered into a Professional Services Agreement, dated December 31, 2009 (the “Consulting Agreement”), pursuant to which Mr. Copeland agreed to perform certain consulting services related to labor and employment and other matters for a period of 12 months beginning April 4, 2010. The term of the Consulting Agreement is extended for up to two additional one year periods with the approval of the Company, which may not be unreasonably withheld as long as Mr. Copeland is meeting the Consulting Agreement’s requirements. Under the Consulting Agreement, the Company has agreed to pay Mr. Copeland a fee equal of $120,000 per year in equal monthly installments.

All stock options and restricted stock previously granted to Mr. Copeland will continue to vest until, and Mr. Copeland will have the right to exercise any vested stock options until 90 days after, the earlier to occur of the termination or expiration of the Consulting Agreement or April 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALITY DISTRIBUTION, INC.
(Registrant)

Dated: January 6, 2010	By:	/S/ STEPHEN R. ATTWOOD
	Name:	Stephen R. Attwood
	Title:	Senior Vice President and Chief Financial Officer